Exhibit 10.5

CONSENT AND SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Consent and Second Amendment to Loan and Security Agreement (this "Amendment"), dated as of November 7, 2006, is by and between VISKASE COMPANIES, INC., a Delaware corporation (the "Borrower"), and WELLS FARGO FOOTHILL, INC., a California corporation (the "Lender").

R E C I T A L S

A.   The Borrower and the Lender are parties to that certain Loan and Security Agreement dated as of June 29, 2004 (as amended or otherwise modified from time to time, the "Loan Agreement").

B.    The Borrower has advised the Lender that the Borrower desires to raise additional funds through the issuance of Series A Preferred Stock (the "Preferred Stock") pursuant to the terms of that certain Series A Preferred Stock Purchase Agreement dated as of November 7, 2006 between the Borrower and the parties identified therein as "Investors" (the "Series A Purchase Agreement") for aggregate consideration of $24,000,000 (the "Preferred A Issuance"), the proceeds of which will be used to pay down Advances, and to make Capital Expenditures and Investments in Subsidiaries (including Foreign Subsidiaries), in each case consistent with the provisions of the Loan Agreement.

C.    The Borrower has further advised the Lender that, subsequent to the Issuance, the Borrower intends to make rights offerings with respect to its common Stock (collectively, the "Rights Offering"), the proceeds of which will be used to (i) redeem the Preferred Stock and pay certain cash dividends thereon (the "Redemption") and (ii) make Capital Expenditures and Investments in Subsidiaries (including Foreign Subsidiaries), in each case consistent with the provisions of the Loan Agreement.

D.    The Borrower has further advised the Lender that Viskase Mexico desires to commence operating as a maquiladora.

E.     In order to permit, among other things, certain of the transactions described above, the Borrower intends to make certain amendments to the Indenture pursuant to the terms of that certain First Supplemental Indenture dated as of November 7, 2006 between the Borrower and LaSalle Bank National Association, as trustee and collateral agent (the "First Supplemental Indenture").

F.    The Borrower has requested that the Lender consent to (i) the consummation of the Redemption and (ii) the execution and delivery of the First Supplemental Indenture by the parties thereto.

G.    The Borrower has further requested that the Lender agree to amend certain of the terms and provisions of the Loan Agreement as provided herein to, among other things, (i) permit the making of Capital Expenditures and Investments in Subsidiaries with proceeds of the Preferred A Issuance and the Rights Offering and (ii) permit certain transfers between the Borrower and Viskase Mexico consistent with Viskase Mexico's status as a maquiladora.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration (the receipt, sufficiency and adequacy of which are hereby acknowledged), the parties hereto (intending to be legally bound) hereby agree as follows:

1.     Definitions. Terms capitalized herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.     Consent. Subject to the satisfaction of the conditions to effectiveness set forth in Sections 4 and 5 below, the Lender hereby consents to (i) the consummation of the Redemption, so long as the Rights Offering is consummated at a time that no Event of Default is in existence, or would be caused by the consummation thereof, and (ii) the execution and delivery of the First Supplemental Indenture by the parties thereto. Except as expressly set forth in this Amendment, the foregoing consent shall not constitute (x) a modification or alteration of the terms, conditions or covenants of the Loan Agreement or any of the Loan Documents or (y) a waiver, release or limitation upon exercise by the Lender of its rights, legal or equitable, except as to the matters to which it expressly consents in this Amendment.

3.     Amendments to Loan Agreement. Subject to the satisfaction of the conditions to effectiveness set forth in Sections 4 and 5 below, the parties hereto hereby amend the Loan Agreement as follows:

(a)   Section 1.1 of the Loan Agreement is hereby amended to add the following definitions in their correct alphabetical position within such Section:

(i)    "'Maquiladora' means a Mexican corporation which operates under a Maquila Program approved for such corporation by the Mexican Secretariat of Commerce and Industrial Development."

(ii)   "'Maquila Program' means a program which (i) permits foreign investment participation and management of a Mexican corporation and (ii) provides the Mexican corporation the benefit of special customs treatment for the import of inventory and equipment on a temporary basis."

(b)   Section 1.1 of the Loan Agreement is hereby further amended to amend and restate the following definitions appearing therein in their entirety to read as follows:

(i)    "'Capital Expenditures' means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, other than (A) reinvestment of asset sale proceeds permitted pursuant to Section 2.4(d), (B) capital expenditures made solely with the proceeds of insurance or condemnation awards, to the extent permitted under Section 6.8, (C) capital expenditures that constitute Permitted Acquisitions and (D) capital expenditures made solely with Net Cash Proceeds of the issuance of Stock of Borrower, which issuance is made at any time no Event of Default is in existence or would be caused by the making thereof."

(ii)   "'Notes' means those certain 11-1/2% Senior Secured Notes due 2011 of Borrower, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and in accordance with the terms of the Intercreditor Agreement."

(c)   The definition of "Permitted Investments" in Section 1.1 of the Loan Agreement is hereby amended to (i) delete the reference to "$11,000,000" set forth in clause (i)(6) thereof, and insert in lieu thereof a reference to "$20,000,000", (ii) delete the word "and" at the end of clause (j), (iii) delete the period at the end of clause (k) and add the word "and" therefor and (iv) add the following new clause (l) immediately after clause (k):

"(l)   Investments by Borrower or any U.S. Subsidiary in any Foreign Subsidiary, including, without limitation any Asian, Mexican or European Subsidiary, so long as such Investment is funded with the Net Cash Proceeds of the issuance of any Stock of Borrower (including transfers of equipment purchased with such Net Cash Proceeds), so long as such issuance is made at any time no Event of Default is in existence or would be caused by the making thereof (for purposes of clarity, Investments in Foreign Subsidiaries made under this clause (l) shall be in addition to, and shall not be included in the calculation of, the basket for Investments in Foreign Subsidiaries provided in clause (i) above)."

(d)   Section 7.1(d)(ii) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

"(ii)         such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended; provided, however, that, subject to the terms of that certain Consent and Second Amendment to Loan and Security Agreement between Lender and Borrower, the 8% Senior Notes may be refinanced by the issuance of additional Notes, to the extent the issuance of such additional Notes is permitted pursuant to the Intercreditor Agreement,"

(e)    Section 7.1(g) of the Loan Agreement is hereby amended to (i) delete the word "and" at the end of clause (3), (ii) delete the period at the end of clause (4) and substitute the word "and" therefor and (iii) add the following new clause (5) immediately after clause (4):

"(5) any Foreign Subsidiary to Borrower to fund start-up costs and equipment purchases so long as such Indebtedness constitutes a Permitted Investment under clause (l) of the definition thereof."

(f)    Section 7.1(j) of the Loan Agreement is hereby amended by deleting the reference therein to "$2,000,000" and by inserting in lieu thereof a reference to "$10,000,000".

(g)   Section 7.1(k) of the Loan Agreement is hereby amended by deleting the reference therein to "$500,000" and by inserting in lieu thereof a reference to "$2,000,000".

(h)   Section 7.7(b) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

"(b) except to the extent permitted by the Intercreditor Agreement, directly or indirectly, amend, modify, alter, increase or change any of the terms or conditions of any agreement, instrument, document, indenture or other writing evidencing or concerning Indebtedness by the Notes; provided, that, without regard to any provisions of the Intercreditor Agreement, no such amendment, modification, alteration, increase or change (other than pursuant to the provisions of Section 7.1(d)(ii) above) shall increase the outstanding principal amount of the Notes."

(i)    Section 7.13 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:

"7.13  Transactions with Affiliates. Except as otherwise expressly permitted herein, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that (a) are in the ordinary course of Borrower's business, (b) are upon fair and reasonable terms, (c) are no less favorable to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate and (d) do not violate Section 7.10 hereof; provided, that (x) transfers as part of between Borrower and Viskase Mexico arising from or in connection with Viskase Mexico's operations as a Maquiladora under a Maquiladora Program and (y) sales, transfers and contributions of Inventory by Borrower or any Foreign Subsidiary to Borrower or any Foreign Subsidiary, in each case, shall be deemed transactions with Affiliates permitted pursuant to this Agreement."

(j)    Schedule 5.5 to the Loan Agreement is hereby amended by including the information set forth on Exhibit A hereto.

4.    Conditions Precedent. The consents and amendments contained in Sections 2 and 3 above are subject to, and contingent upon, the prior or contemporaneous satisfaction of each of the following conditions precedent, each in form and substance satisfactory to the Lender:

(a)   The Borrower and the Lender shall have executed and delivered to each other this Amendment;

(b)   The Lender, LaSalle Bank National Association, in its capacity as collateral agent, the Borrower and the Subsidiaries of the Borrower party thereto shall have entered into that certain First Amendment to Intercreditor Agreement of even date herewith;

(c)   The Lender shall have received fully executed copies of the Series A Purchase Agreement and the First Supplemental Indenture;

(d)   The Borrower shall have paid the Lender a fee in respect of the transactions contemplated hereby in the amount of $50,000, which fee shall be due and payable on the date hereof and non-refundable upon the payment thereof (and, by the execution and delivery hereof, the Borrower hereby authorizes and directs the Lender to make a Revolving Loan for purposes of satisfying in full the amount of such fee);

(e)   The Borrower shall have paid the Lender's legal counsel's fees incurred in connection with this Amendment; and

(f)   The Borrower shall have satisfied any other conditions of the Lender required in connection with this Amendment.

5.     Condition Subsequent. The consents and amendments contained in Sections 2 and 3 above are subject to, and contingent upon, the consummation of the Preferred A Issuance in accordance with the provisions of the Series A Purchase Agreement on or within ten (10) Business Days of the date hereof.

6.     Reference to and Effect on the Loan Agreement. Except as expressly provided herein, the Loan Agreement and all of the Loan Documents shall remain unmodified and continue in full force and effect and are hereby ratified and confirmed. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of: (a) any right, power or remedy of the Lender under the Loan Agreement or any of the Loan Documents, or (b) any Default or Event of Default under the Loan Agreement or any of the Loan Documents.

7.     Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender, which representations and warranties shall survive the execution and delivery of this Amendment, that on and as of the date hereof and after giving effect to this Amendment:

(a)    The execution, delivery, and performance by Borrower of this Amendment have been duly authorized by all necessary action on the part of Borrower.

(b)    The execution, delivery, and performance by Borrower of this Amendment does not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interest holders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

(c)    This Amendment and all other documents contemplated hereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

(d)    The representations and warranties of the Borrower set forth in the Loan Agreement and in the Loan Documents are true, correct and complete, in all material respects, on and as of the date hereof (except to the extent that such representation and warranty relates solely to an earlier date); provided, that the references to the Loan Agreement therein shall be deemed to include the Loan Agreement as amended by this Amendment.

(e)    The Borrower acknowledges that the Lender is specifically relying upon the representations, warranties and agreements contained in this Amendment and that such representations, warranties and agreements constitute a material inducement to the Lender in entering into this Amendment.

8.     Release by the Borrower. In further consideration of the Lender's execution of this Amendment, the Borrower hereby waives any defense, right of set-off or claim against Lender, and any of its affiliates, directors, officers, employees, agents and representatives existing as of the date hereof with respect to the Loan Agreement and the Loan Documents and Borrower hereby forever remises, releases, acquits, satisfies and forever discharges the Lender, and each of its successors, assigns, affiliates, officers, employees, directors, agents and attorneys (collectively, the "Releasees") from any and all claims, demands, liabilities, disputes, damages, suits, controversies, penalties, fees, losses, costs, expenses, reasonable attorneys' fees, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that Borrower ever had, now has, or may have against or seek from any or all of the Releasees that arise from or relate to any actions that any or all of the Releasees may have taken or omitted to take prior to the date this Amendment was executed (or otherwise) with respect to the Obligations, any Collateral, the Loan Agreement and any of the Loan Documents, other than for the Lender's gross negligence or willful misconduct.

9.     Reference to Loan Agreement; No Waiver.

8.1           Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Loan Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby. The term "Loan Documents" as defined in Section 1.1 of the Loan Agreement shall include (in addition to the Loan Documents described in the Loan Agreement) this Amendment and any other agreements, instruments or other documents executed in connection herewith.

8.2           The Lender's failure, at any time or times hereafter, to require strict performance by the Borrower of any provision or term of the Loan Agreement, this Amendment or the other Loan Documents shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. In no event shall the Lender's execution and delivery of this Amendment establish a course of dealing among the Lender, the Borrower, or any other obligor or in any other way obligate the Lender to hereafter provide any amendments or waivers with respect to the Loan Agreement. The terms and provisions of this Amendment shall be limited precisely as written and shall not be deemed: (A) to be a consent to a modification, amendment or waiver of any other term or condition of the Loan Agreement or of any other Loan Documents, or (B) to prejudice any right or remedy that the Lender or any Lender may now have under or in connection with the Loan Agreement or any of the other Loan Documents.

10.           Successors and Assigns; Amendment. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, Borrower may not assign this Amendment or any of its respective rights hereunder without the Lender's prior written consent. Any prohibited assignment of this Amendment shall be absolutely null and void. This Amendment may only be amended or modified by a writing signed by the Lender and the Borrower.

11.   Severability; Construction. Wherever possible, each provision of this Amendment shall be interpreted in such a manner so as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision or provisions shall be ineffective only to the extent of such provision and invalidity, without invalidating the remainder of this Amendment. Neither this Amendment nor any uncertainty or ambiguity herein shall be construed or resolved against Lender, whether under any rule of construction or otherwise. On the contrary, this Amendment has been reviewed by all parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

12.   Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

13.          CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a)   THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

(b)   THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AMENDMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY BORROWER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE BORROWER'S COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

(c)   BORROWER AND THE LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AMENDMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.

VISKASE COMPANIES, INC.,
a Delaware corporation, as Borrower

By:	/s/
Title:

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Lender

By:	/s/
Title:

Exhibit A

Amended and Restated Schedule 5.5 to Loan and Security Agreement

Location of Inventory and Equipment

South Cass Avenue, Suite 115
Darien, Illinois 60561 (Du Page County)

280 Shore Drive
Burr Ridge, Illinois 60521 (Du Page County)

106 Blair Bend Drive
Loudon, Tennessee 37774 (Loudon County)

2221 East State Highway 198
Osceola, Arkansas 72370-9704 (Mississippi County)

102 East Bailie Street
Kentland, Indiana 47951 (Newton County)

1100 Westlake Parkway
Atlanta, GA 30336 (Fulton County)

176 Dingens Street
Buffalo, NY 14206 (Erie County)

3146 South Chestnut
Fresno, CA 93725 (Fresno County)

3507 West U.S. Highway 24
Remington, IN 47977 (Jasper County)

1502 Quebec Avenue
Saskatoon, Saskatchewan S7K 3P4
Canada

150 Colborne Street East
Lindsay, Ontario K9V 6K4
Canada

Viskase del Norte, S.A. de C.V.
Avenida Nexxus 125
Parque Industrial Nexxus XXI
Escobedo, N.L. 66055
Mexico

Inland Star Distribution
3146 South Chestnut
Fresno, CA 93745
(Public Warehouse)

Smith Transport
3507 W. U.S. Highway 24
Remington, IN 47977
(Public Warehouse)

Warehouse Basics
1100 Westlake Parkway
Atlanta, GA 30336
(Public Warehouse)

Burnham (Canada) Ltd.
1502 Quebec Avenue
Saskatoon, SK S7K1V7
(Public Warehouse)

AVRA Warehouse
410 Jay Street
Cold Water, MI 49036
(Public Warehouse)

United Warehouse
820 Indianapolis Street
Wichita, KS 67219
(Public Warehouse)

Martin Enterprises
6003 West Main Street
Williamston, NC 27892
(Public Warehouse

Sara Lee Foods
c/o BMS Warehouse
3601 South Leonard Road
Saint Joseph, MO 64503
(Public Warehouse)

Sara Lee Foods
c/o Verst Group Logistics
300 Shorland Dr.
Walton, KY 41094
(Public Warehouse)

Niagra Tying Service
176 Dingens St
Buffalo, NY 14206
(Converter)

Casing Tying Service, Inc.
39 Atlantic Street
Garfield, NJ 07026
(Converter)

Hutchinson Tie Service, Inc.
6514 S. Lavergne Street
Bedford Park, IL 60638
(Converter)

Scotnet
801 William Lane
Reading, PA 19604
(Converter)

Murray’s Warehousing
1011 Floral Lane
Davenport, IA 52808
(Customer’s Public Warehouse)

Love Box Co.
2500 N. Stadium Blvd, Bldg 4
Columbia, MO 65202
(Customer’s Public Warehouse)

Vienna Sausage Mfg. Co.
2501 N. Damen Ave.
Chicago, IL 60647
(Customer)

Cumberland Gap Provision Co.
South 23rd Street
Middlesboro, KY 40965
(Customer)

Dakota Pork Industries
915 East Havens Street
Mitchell, SD 57301
(Customer)

Kunzler & Co. Inc.
648-652 Manor Street
Lancaster, PA 17604
(Customer)

Gwaltney of Smithfield LTD
2175 Elmhurst Lane
Portsmouth, VA 23701
(Customer)

Bar-S-Foods Co.
211 South Locust Street
Clinton, OK 73601
(Customer)

Best Kosher Foods Corp.
3822 S. Morgan Street and 1000 West Pershing
Chicago, IL 60609
(Customer)

John Morrell & Company
1400 N. Weber Avenue
Sioux Falls, SD 57117
(Customer)

The Dial Corporation
Route US 61 South
Fort Madison, IA 52627
(Customer)

Hillshire Farms & Kahn’s Co.
3241 Spring Grove
Cincinnati, OH 45225
(Customer)

IBP Foods, Inc.
2000 Oak Industrial Drive NE
Grand Rapids, MI 49505
(Customer)

St. Joseph Foods
5807 Mitchell Avenue
Saint Joseph, MO 64507
(Customer)

Berks Packing Company, Inc.
319 Bingaman Street
Reading, PA 19610
(Customer)

Conagra Broiler Company
1350 Bloomingdale Road
Queenstown, MD 21658
(Customer)

Sara Lee Foods - Cincinnati Facility
3241 Spring Grove
Cincinnati, OH 45225
(Customer)

Sara Lee Foods - St. Joseph Facility
5807 Mitchell Avenue
Saint Joseph, MO 64507
(Customer)

Farmland Foods
2323 South Sheridan
Wichita, KS 67213-0277
(Customer)